SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006

THE PEOPLES BANCTRUST COMPANY, INC.

(Exact name of Registrant as Specified in Charter)

Alabama	0-13653	63-0896239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

310 Broad Street, Selma, Alabama 36701

(Address of Principal Executive Offices)

(334) 875-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 31, 2006, the Compensation Committee of the Registrant’s Board of Directors granted options to purchase Common Stock under the Registrant’s 1999 Stock Option Plan (the “Plan”) to the following named executive and other officers:

Name	Number of Shares of Common Stock Underlying Options Granted	Exercise Price
Andrew C. Bearden, Jr.	6,000	$18.50
Gerald F. Holley	6,000	$18.50
M. Scott Patterson	4,500	$18.50
Jefferson G. Ratcliffe, Jr.	4,500	$18.50
Lynn D. Swindall	1,000	$18.50
Terry S. Pritchett	1,000	$18.50
Other officers (25 persons)	18,800	$18.50

The exercise price was based on the fair market value of the Common Stock on the date of grant. Each of the options granted to officers vests ratably over three years from the date of grant.

In addition, on January 31, 2006, the Compensation Committee granted options to purchase Common Stock under the Plan to each of the Registrant’s non-employee directors as follows:

Name	Number of Shares of Common Stock Underlying Options Granted	Exercise Price
Johnny Crear	300	$18.50
Harry W. Gamble, Jr.	300	$18.50
Ted M. Henry	300	$18.50
Edith Morthland Jones	300	$18.50
D. Joseph McInnes	300	$18.50
Thomas E. Newton	300	$18.50
David Y. Pearce	300	$18.50
Julius E. Talton, Jr.	300	$18.50
Daniel P. Wilbanks	300	$18.50

The exercise price was based on the fair market value of the Common Stock on the date of grant. Each of the options granted to non-employee directors vests one year from the date of grant.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1	Form of Incentive Stock Option Agreement between the Registrant and officers.

Exhibit 10.2	Form of Non-Incentive Stock Option Agreement between the Registrant and non-employee directors.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2006	THE PEOPLES BANCTRUST COMPANY, INC.

	By:	/s/ Andrew C. Bearden, Jr.
Andrew C. Bearden, Jr.
Executive Vice President and
Chief Financial Officer

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